Exhibit 99.1
Ellington Financial Inc. Reports Second Quarter 2024 Results
OLD GREENWICH, Connecticut—August 6, 2024
Ellington Financial Inc. (NYSE: EFC) ("we," "us," or "our") today reported financial results for the quarter ended June 30, 2024.
Highlights
•Net income attributable to common stockholders of $52.3 million, or $0.62 per common share.1
◦$69.1 million, or $0.81 per common share, from the investment portfolio.
▪$68.0 million, or $0.80 per common share, from the credit strategy.
▪$1.1 million, or $0.01 per common share, from the Agency strategy.
◦$4.2 million, or $0.05 per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $28.3 million, or $0.33 per common share.
•Book value per common share as of June 30, 2024 of $13.92, including the effects of dividends of $0.39 per common share for the quarter.
•Dividend yield of 13.0% based on the August 5, 2024 closing stock price of $12.04 per share, and monthly dividend of $0.13 per common share declared on July 8, 2024.
•Recourse debt-to-equity ratio3 of 1.6:1 as of June 30, 2024, adjusted for unsettled purchases and sales. Including all non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 8.2:14.
•Cash and cash equivalents of $198.5 million as of June 30, 2024, in addition to other unencumbered assets of $565.1 million.
Second Quarter 2024 Results
"Driven by broad-based contributions from our diversified credit and Agency portfolios, as well as from our reverse mortgage platform Longbridge, Ellington Financial generated a non-annualized economic return of 4.5% for the second quarter, and grew adjusted distributable earnings and book value per share sequentially," said Laurence Penn, Chief Executive Officer and President.
"We had notably strong performance in our non-QM loan business, where tight yield spreads in our April securitization helped generate a significant gain in our portfolio, and where continued strong loan demand improved industrywide gain-on-sale margins and origination volumes, driving excellent results at our affiliate loan originators. Longbridge also contributed robust earnings for the quarter, led by the strong performance of proprietary reverse mortgage loans. Following quarter end, we successfully completed our second securitization of proprietary reverse mortgage loans originated by Longbridge, achieving incrementally stronger execution than our inaugural deal in the first quarter. Our second quarter results also significantly benefited from the performance of our residential transition and commercial mortgage loan strategies, as well as non-Agency RMBS.
"During the quarter, we added attractive investments in a wide array of our credit strategies, including HELOCs and closed-end second lien loans, proprietary reverse mortgage loans, commercial mortgage bridge loans, re-performing and non-performing residential mortgage loans, CMBS, and CLOs. At the same time, we continued to cull securities in lower-yielding sectors, including Agency and non-Agency RMBS.
"Looking forward, our investment pipeline across our diversified proprietary loan origination channels remains strong, and the loan originators in which we've invested are not only helping to feed that pipeline, but they're showing strong profitability as well. Combine that with our ability to access compelling term, non-mark-to-market financing in the securitization markets, and I believe Ellington Financial is well positioned for continued portfolio and earnings growth over the remainder of the year."
1 Includes $(21.0) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio, adjusted for unsettled purchases and sales, based on total recourse borrowings was 1.9:1 as of June 30, 2024.
4 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities.

Financial Results
Investment Portfolio Summary
Our investment portfolio generated net income attributable to common stockholders of $69.1 million, consisting of $68.0 million from the credit strategy and $1.1 million from the Agency strategy.
Credit Performance
Our total long credit portfolio, excluding non-retained tranches of consolidated securitization trusts, decreased to $2.73 billion as of June 30, 2024, from $2.80 billion as of March 31, 2024. The decline was driven by the cumulative impact of a non-QM securitization completed during the second quarter and net sales of non-Agency and retained non-QM RMBS, and non-QM loans, which more than offset net purchases of commercial mortgage bridge loans, home equity lines of credit, or "HELOCs," closed-end second lien loans, re-performing and non-performing residential mortgage loans, CMBS, and CLOs.
Strong net interest income5 and net gains from non-QM loans, retained non-QM RMBS, non-Agency RMBS, and commercial mortgage loans drove the positive results in our credit strategy in the second quarter. We also benefited from mark-to-market gains on our equity investments in the loan originators LendSure and American Heritage Lending, which reflected strong performance at those originators driven by increased origination volumes and strong gain-on-sale margins. With interest rates slightly higher quarter over quarter, we also had net gains on our interest rate hedges. Offsetting a portion of all these gains was a modest net loss in re-performing and non-performing residential mortgage loans.
In our residential mortgage loan portfolio, after excluding the impacts of the purchase of one non-performing loan portfolio and the consolidation of another non-performing loan portfolio, our percentage of delinquent loans increased only slightly quarter over quarter. In our commercial mortgage loan portfolio (including loans accounted for as equity method investments) the delinquency percentage ticked down sequentially. Both of these portfolios continue to experience low levels of realized credit losses and strong overall credit performance, though we are monitoring developments closely and diligently working out a handful of non-performing commercial mortgage assets.
The net interest margin6 on our credit portfolio decreased quarter over quarter, to 2.76% from 2.86%. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency Performance
Our total long Agency RMBS portfolio decreased by 31% quarter over quarter to $457.7 million, driven primarily by net sales.
In April, interest rates and volatility increased over renewed concerns about inflation and a more hawkish Federal Reserve, which pushed Agency RMBS yield spreads wider. In May and June, however, interest rates and volatility generally declined, and Agency RMBS yield spreads reversed most of their April widening. Overall for the second quarter, the U.S. Agency MBS Index generated a negative excess return of (0.08)%. Nevertheless, our Agency RMBS strategy generated positive results for the quarter, as net gains on interest rate hedges and net interest income exceeded net losses on Agency RMBS.
Average pay-ups on our specified pools increased modestly to 0.91% as of June 30, 2024, as compared to 0.89% as of March 31, 2024.
During the quarter, our Agency RMBS asset yields and our borrowing costs both declined, and we received a larger benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate. As a result, the net interest margin6 on our Agency RMBS, excluding the Catch-up Amortization Adjustment, increased to 1.99% from 1.50% quarter over quarter.
Longbridge Summary
Our Longbridge segment generated net income attributable to common stockholders of $4.2 million for the second quarter, driven by net interest income and net gains on proprietary reverse mortgage loans, along with positive results from servicing. In HECM originations, higher volumes were mostly offset by a decline in gain-on-sale margins, driven by wider yield spreads on newly originated HMBS. In servicing, tighter yield spreads on more seasoned HMBS led to improved execution on tail securitizations, which contributed to the positive results from servicing.
Our Longbridge portfolio, excluding non-retained tranches of a consolidated securitization trust, increased by 18% sequentially to $520.8 million as of June 30, 2024, driven primarily by proprietary reverse mortgage loan originations.
5 Excludes any interest income and interest expense items from interest rate hedges, net credit hedges and other activities, net.
6 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

Corporate/Other Summary
In addition to expenses not allocated to either the investment portfolio or Longbridge segments, our results for the quarter also reflect a net gain, driven by the increase in interest rates, on our senior notes. This gain was partially offset by a net loss, also driven by the increase in interest rates, on the fixed receiver interest rate swaps that we use to hedge the fixed payments on both our unsecured long-term debt and our preferred equity.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of June 30, 2024 and March 31, 2024:

	June 30, 2024		March 31, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs(2)	$75,719	1.8%	$59,243	1.4%
CMBS	42,842	1.0%	22,393	0.5%
Commercial mortgage loans and REO(3)(4)	362,914	8.8%	366,320	8.7%
Consumer loans and ABS backed by consumer loans(2)	85,802	2.1%	83,194	2.0%
Corporate debt and equity and corporate loans	32,100	0.8%	31,140	0.8%
Debt and equity investments in loan origination-related entities(6)	37,381	0.9%	35,967	0.9%
Forward MSR-related investments	158,031	3.8%	160,009	3.8%
Home equity line of credit and closed-end second lien loans	62,737	1.5%	—	—%
Non-Agency RMBS	143,690	3.5%	210,132	5.0%
Non-QM loans and retained non-QM RMBS(7)	1,802,847	43.5%	1,989,390	47.3%
Other loans and ABS(5)	23,533	0.6%	19,674	0.5%
Residential transition loans and other residential mortgage loans and REO(3)	1,234,796	29.8%	1,199,246	28.5%
Non-Dollar denominated:
CLOs(2)	6,973	0.2%	5,496	0.1%
Corporate debt and equity	219	—%	185	—%
RMBS(8)	18,138	0.4%	20,423	0.5%
Other residential mortgage loans	52,368	1.3%	—	—%
Total long credit portfolio	$4,140,090	100.0%	$4,202,812	100.0%
Less: Non-retained tranches of consolidated securitization trusts	1,414,389		1,407,035
Total long credit portfolio excluding non-retained tranches of consolidated securitization trusts	$2,725,701		$2,795,777

(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Includes equity investments in unconsolidated entities holding commercial mortgage loans and REO.
(5)Includes equity investment in an unconsolidated entity which held certain other loans for securitization.
(6)Includes corporate loans to certain loan origination entities in which we hold an equity investment.
(7)Retained non-QM RMBS represents RMBS issued by non-consolidated Ellington-sponsored non-QM loan securitization trusts, and interests in entities holding such RMBS.
(8)Includes an equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of June 30, 2024 and March 31, 2024:

	June 30, 2024		March 31, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$413,686	90.4%	$609,806	92.0%
Floating rate	—	—%	5,043	0.8%
Reverse mortgages	33,853	7.4%	36,912	5.6%
IOs	10,162	2.2%	10,811	1.6%
Total long Agency RMBS	$457,701	100.0%	$662,572	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.

Longbridge Portfolio
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or the "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules. The following table(1) summarizes loan-related assets in the Longbridge segment as of June 30, 2024 and March 31, 2024:

	June 30, 2024	March 31, 2024
	(In thousands)
HMBS assets(2)	$8,926,658	$8,713,835
Less: HMBS liabilities	(8,832,058)	(8,619,463)
HMBS MSR Equivalent	94,600	94,372
Unsecuritized HECM loans(3)	103,668	111,617
Proprietary reverse mortgage loans(4)	449,968	365,372
Reverse MSRs	29,538	29,889
Unsecuritized REO	1,375	2,228
Total	679,149	603,478
Less: Non-retained tranches of consolidated securitization trust	158,397	162,482
Total, excluding non-retained tranches of consolidated securitization trust	$520,752	$440,996
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of June 30, 2024, includes $5.1 million of active HECM buyout loans, $9.9 million of inactive HECM buyout loans, and $4.3 million of other inactive HECM loans. As of March 31, 2024, includes $9.3 million of active HECM buyout loans, $9.4 million of inactive HECM buyout loans, and $4.5 million of other inactive HECM loans.
(4)As of June 30, 2024, includes $181.1 million of securitized proprietary reverse mortgage loans and $4.5 million of cash held in a securitization reserve fund. As of March 31, 2024, includes $184.9 million of securitized proprietary reverse mortgage loans and $4.7 million of cash held in a securitization reserve fund.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended June 30, 2024 and March 31, 2024:

($ In thousands)	June 30, 2024			March 31, 2024
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	408	$60,601	20%	381	$51,639	25%
Wholesale and correspondent	1,298	243,937	80%	983	153,246	75%
Total	1,706	$304,538	100%	1,364	$204,885	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Our recourse debt-to-equity ratio3, adjusted for unsettled purchases and sales, decreased to 1.6:1 at June 30, 2024 from 1.8:1 at March 31, 2024. The decline was primarily driven by the completion of a non-QM securitization in the second quarter, a decline in borrowings on our smaller Agency RMBS portfolio, and an increase in shareholders' equity. Our overall debt-to-equity ratio4, adjusted for unsettled purchases and sales, also decreased during the quarter, to 8.2:1 as of June 30, 2024, as compared to 8.3:1 as of March 31, 2024.

The following table summarizes our outstanding borrowings and debt-to-equity ratios as of June 30, 2024 and March 31, 2024:

	June 30, 2024		March 31, 2024
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$2,816,882	1.8:1	$2,996,346	1.9:1
Non-recourse borrowings(4)	10,417,896	6.6:1	10,188,612	6.6:1
Total Borrowings	$13,234,778	8.4:1	$13,184,958	8.5:1
Total Equity	$1,573,859		$1,553,156
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		1.6:1		1.8:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		8.2:1		8.3:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 1.9:1 and 2.0:1 as of June 30, 2024 and March 31, 2024, respectively.
(4)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes our operating results by strategy for the three-month period ended June 30, 2024:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$81,983	$6,858	$88,841	$13,592	$1,915	$104,348	$1.22
Interest expense	(43,531)	(6,207)	(49,738)	(8,754)	(4,631)	(63,123)	(0.74)
Realized gain (loss), net	(11,208)	(14,200)	(25,408)	(24)	—	(25,432)	(0.29)
Unrealized gain (loss), net	30,143	9,140	39,283	3,683	1,868	44,834	0.52
Net change from reverse mortgage loans and HMBS obligations	—	—	—	19,034	—	19,034	0.22
Earnings in unconsolidated entities	12,042	—	12,042	—	—	12,042	0.14
Interest rate hedges and other activity, net(2)	4,292	5,507	9,799	3,487	(1,759)	11,527	0.13
Credit hedges and other activities, net(3)	(31)	—	(31)	—	—	(31)	—
Income tax (expense) benefit	—	—	—	—	(142)	(142)	—
Investment related expenses	(3,306)	—	(3,306)	(7,781)	—	(11,087)	(0.13)
Other expenses	(2,006)	—	(2,006)	(19,028)	(10,864)	(31,898)	(0.37)
Net income (loss)	68,378	1,098	69,476	4,209	(13,613)	60,072	0.70
Dividends on preferred stock	—	—	—	—	(6,825)	(6,825)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(382)	—	(382)	—	(4)	(386)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	67,996	1,098	69,094	4,209	(20,442)	52,861	0.62
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(514)	(514)	—
Net income (loss) attributable to common stockholders	$67,996	$1,098	$69,094	$4,209	$(20,956)	$52,347	$0.62
Net income (loss) attributable to common stockholders per share of common stock	$0.80	$0.01	$0.81	$0.05	$(0.24)	$0.62
Weighted average shares of common stock and convertible units(4) outstanding						85,880
Weighted average shares of common stock outstanding						85,045
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended March 31, 2024:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$84,269	$7,069	$91,338	$12,132	$1,877	$105,347	$1.24
Interest expense	(43,121)	(9,763)	(52,884)	(8,558)	(4,597)	(66,039)	(0.77)
Realized gain (loss), net	(6,379)	(12,154)	(18,533)	—	—	(18,533)	(0.22)
Unrealized gain (loss), net	3,466	797	4,263	(8,356)	1,829	(2,264)	(0.03)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	27,515	—	27,515	0.32
Earnings in unconsolidated entities	2,226	—	2,226	—	—	2,226	0.03
Interest rate hedges and other activity, net(2)	8,259	16,123	24,382	15,712	(5,538)	34,556	0.41
Credit hedges and other activities, net(3)	(4,449)	—	(4,449)	(592)	—	(5,041)	(0.06)
Income tax (expense) benefit	—	—	—	—	(61)	(61)	—
Investment related expenses	(2,973)	—	(2,973)	(10,263)	—	(13,236)	(0.16)
Other expenses	(170)	—	(170)	(18,836)	(11,413)	(30,419)	(0.36)
Net income (loss)	41,128	2,072	43,200	8,754	(17,903)	34,051	0.40
Dividends on preferred stock	—	—	—	—	(6,654)	(6,654)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(185)	—	(185)	(38)	(4)	(227)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	40,943	2,072	43,015	8,716	(24,561)	27,170	0.32
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(255)	(255)	—
Net income (loss) attributable to common stockholders	$40,943	$2,072	$43,015	$8,716	$(24,816)	$26,915	$0.32
Net income (loss) attributable to common stockholders per share of common stock	$0.48	$0.03	$0.51	$0.10	$(0.29)	$0.32
Weighted average shares of common stock and convertible units(4) outstanding						85,269
Weighted average shares of common stock outstanding						84,468
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Wednesday, August 7, 2024, to discuss our financial results for the quarter ended June 30, 2024. To participate in the event by telephone, please dial (800) 579-2543 at least 10 minutes prior to the start time and reference the conference ID EFCQ224. International callers should dial (785) 424-1789 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Wednesday, August 7, 2024, at approximately 2:00 p.m. Eastern Time through Wednesday, August 14, 2024 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 695-0974. International callers should dial (402) 220-1459. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2024	March 31, 2024	June 30, 2024
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$100,470	$101,520	$201,990
Interest expense	(66,874)	(70,464)	(137,338)
Total net interest income	33,596	31,056	64,652
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(22,968)	(17,208)	(40,176)
Realized gains (losses) on financial derivatives, net	6,313	3,478	9,791
Realized gains (losses) on real estate owned, net	(1,877)	(1,372)	(3,249)
Unrealized gains (losses) on securities and loans, net	40,271	5,573	45,844
Unrealized gains (losses) on financial derivatives, net	7,902	30,365	38,267
Unrealized gains (losses) on real estate owned, net	882	(679)	203
Unrealized gains (losses) on other secured borrowings, at fair value, net	(1,516)	(12,524)	(14,040)
Unrealized gains (losses) on unsecured borrowings, at fair value	1,868	1,829	3,696
Net change from HECM reverse mortgage loans, at fair value	146,706	205,497	352,202
Net change related to HMBS obligations, at fair value	(127,672)	(177,982)	(305,654)
Other, net	7,652	7,508	15,161
Total other income (loss)	57,561	44,485	102,045
EXPENSES
Base management fee to affiliate, net of rebates	5,811	5,730	11,541
Investment related expenses:
Servicing expense	5,782	5,688	11,470
Debt issuance costs related to Other secured borrowings, at fair value	—	3,113	3,113
Other	5,305	4,435	9,740
Professional fees	2,438	2,970	5,407
Compensation and benefits	16,353	14,643	30,996
Other expenses	7,296	7,076	14,373
Total expenses	42,985	43,655	86,640
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	48,172	31,886	80,057
Income tax expense (benefit)	142	61	202
Earnings (losses) from investments in unconsolidated entities	12,042	2,226	14,268
Net Income (Loss)	60,072	34,051	94,123
Net Income (Loss) attributable to non-controlling interests	900	482	1,382
Dividends on preferred stock	6,825	6,654	13,479
Net Income (Loss) Attributable to Common Stockholders	$52,347	$26,915	$79,262
Net Income (Loss) per Common Share:
Basic and Diluted	$0.62	$0.32	$0.94
Weighted average shares of common stock outstanding	85,045	84,468	84,756
Weighted average shares of common stock and convertible units outstanding	85,880	85,269	85,574

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	June 30, 2024	March 31, 2024	December 31, 2023(1)
ASSETS
Cash and cash equivalents	$198,513	$187,467	$228,927
Restricted cash	6,098	6,343	1,618
Securities, at fair value	1,127,684	1,328,848	1,518,377
Loans, at fair value	12,846,106	12,644,232	12,306,636
Loan commitments, at fair value	5,623	3,917	2,584
Forward MSR-related investments, at fair value	158,031	160,009	163,336
Mortgage servicing rights, at fair value	29,538	29,889	29,580
Investments in unconsolidated entities, at fair value	163,182	125,366	116,414
Real estate owned	25,248	19,999	22,085
Financial derivatives–assets, at fair value	162,165	150,343	143,996
Reverse repurchase agreements	85,671	183,607	173,145
Due from brokers	22,036	17,099	51,884
Investment related receivables	195,557	200,059	480,249
Other assets	67,201	75,422	77,099
Total Assets	$15,092,653	$15,132,600	$15,315,930
LIABILITIES
Securities sold short, at fair value	$51,858	$165,118	$154,303
Repurchase agreements	2,301,976	2,517,747	2,967,437
Financial derivatives–liabilities, at fair value	44,064	40,425	61,776
Due to brokers	74,946	62,646	62,442
Investment related payables	38,977	32,329	37,403
Other secured borrowings	217,225	180,918	245,827
Other secured borrowings, at fair value	1,585,838	1,569,149	1,424,668
HMBS-related obligations, at fair value	8,832,058	8,619,463	8,423,235
Unsecured borrowings, at fair value	269,069	270,936	272,765
Base management fee payable to affiliate	5,811	5,730	5,660
Dividend payable	15,158	15,168	11,528
Interest payable	17,174	25,177	22,933
Accrued expenses and other liabilities	64,640	74,638	90,341
Total Liabilities	13,518,794	13,579,444	13,780,318
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 14,757,222, 14,757,222 and 14,757,222 shares issued and outstanding, and $368,931, $368,931 and $368,931 aggregate liquidation preference, respectively	355,551	355,551	355,551
Common stock, par value $0.001 per share, 300,000,000, 200,000,000, and 200,000,000 shares authorized, respectively; 85,041,913, 85,056,648 and 83,000,488 shares issued and outstanding, respectively(2)	85	85	83
Additional paid-in-capital	1,541,002	1,540,857	1,514,797
Retained earnings (accumulated deficit)	(343,853)	(363,034)	(353,360)
Total Stockholders' Equity	1,552,785	1,533,459	1,517,071
Non-controlling interests	21,074	19,697	18,541
Total Equity	1,573,859	1,553,156	1,535,612
TOTAL LIABILITIES AND EQUITY	$15,092,653	$15,132,600	$15,315,930
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.92	$13.69	$13.83
(1)Derived from audited financial statements as of December 31, 2023.
(2)Common shares issued and outstanding at June 30, 2024 exclude 14,735 common shares repurchased during the quarter.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. For the contribution to Adjusted Distributable Earnings from Longbridge, we adjust Longbridge's contribution to our net income in a similar manner, but we include in Adjusted Distributable Earnings certain realized and unrealized gains (losses) from Longbridge's origination business ("gain-on-sale income").
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended June 30, 2024 and March 31, 2024, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	June 30, 2024				March 31, 2024
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$69,476	$4,209	$(13,613)	$60,072	$43,200	$8,754	$(17,903)	$34,051
Income tax expense (benefit)	—	—	142	142	—	—	61	61
Net income (loss) before income tax expense (benefit)	69,476	4,209	(13,471)	60,214	43,200	8,754	(17,842)	34,112
Adjustments:
Realized (gains) losses, net(1)	34,875	—	1,059	35,934	29,254	—	1,620	30,874
Unrealized (gains) losses, net(2)	(50,663)	1,441	(2,679)	(51,901)	(25,945)	449	(106)	(25,602)
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	(394)	—	(394)	—	(13,943)	—	(13,943)
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(720)	—	—	(720)	1,297	—	—	1,297
Non-capitalized transaction costs and other expense adjustments(4)	1,081	181	321	1,583	923	4,068	500	5,491
(Earnings) losses from investments in unconsolidated entities	(12,042)	—	—	(12,042)	(2,226)	—	—	(2,226)
Adjusted distributable earnings from investments in unconsolidated entities(5)	3,272	—	—	3,272	816	—	—	816
Total Adjusted Distributable Earnings	$45,279	$5,437	$(14,770)	$35,946	$47,319	$(672)	$(15,828)	$30,819
Dividends on preferred stock	—	—	6,825	6,825	—	—	6,654	6,654
Adjusted Distributable Earnings attributable to non-controlling interests	486	23	278	787	216	(2)	225	439
Adjusted Distributable Earnings Attributable to Common Stockholders	$44,793	$5,414	$(21,873)	$28,334	$47,103	$(670)	$(22,707)	$23,726
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.53	$0.06	$(0.26)	$0.33	$0.56	$(0.01)	$(0.27)	$0.28
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments, which are components of realized and/or unrealized gains (losses) on financial derivatives, net on the Condensed Consolidated Statement of Operations.
(4)For the three-month period ended June 30, 2024, includes $1.1 million of non-capitalized transaction costs, $0.3 million of non-cash equity compensation expense, and $0.2 million of various other expenses. For the three-month period ended March 31, 2024, includes $3.1 million of debt issuance costs related to the securitization of reverse mortgage loans, $0.9 million of non-capitalized transaction costs, $0.6 million of merger and other business transition-related expenses, $0.3 million of non-cash equity compensation expense, and $0.6 million of various other expenses.
(5)Includes net interest income and operating expenses for certain investments in unconsolidated entities.